Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2001

Daleen Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27491	65-0944514

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

1750 Clint Moore Road

Boca Raton, Florida	33487

(Address of principal executive offices)	(Zip Code)

(561) 999-8000
(Registrant’s telephone number, including area code)

Item 5 – Other Events.
FORWARD-LOOKING STATEMENTS
SIGNATURES

Item 5 – Other Events.

     On December 5, 2001, a putative class action complaint was filed in the United States District Court for the Southern District of New York. The complaint is styled as Angelo Fazari, on behalf of himself and all others similarly situated, vs. Daleen Technologies, Inc. , BancBoston Robertson Stephens Inc., Hambrecht & Quist LLC, Salomon Smith Barney Inc., James Daleen, David B. Corey and Richard A. Schell, Index Number 01 CV 10944. The defendants include certain of the underwriters in Daleen Technologies, Inc.’s (the “Company”) initial public offering as well as certain current and former officers and directors of the Company. The complaint was filed by a single plaintiff purportedly on behalf of persons purchasing the Company’s common stock between September 30, 1999 and December 6, 2000 and seeks class action status. The complaint includes allegations of violations of (i) Section 11 of the Securities Act of 1933 by all named defendants, (ii) Section 12(a)(2) of the Securities Act of 1933 by the underwriter defendants, (iii) Section 15 of the Securities Act of 1933 by the individual defendants and (iv) Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by the underwriter defendants. According to public records, since January 2001 more than 1,000 similar class action lawsuits have been filed in the Southern District of New York against more than 263 different companies relating to their initial public offerings. These actions have been consolidated for pretrial purposes before one judge under the caption In re Initial Public Offering Securities Litigation in federal district court for the Southern District of New York.

     Specifically, the plaintiff alleges in the complaint that, in connection with the Company’s initial public offering, the defendants failed to disclose “excessive commissions” purportedly solicited by and paid to the underwriter defendants in exchange for allocating shares of the Company’s common stock in the initial public offering to the underwriter defendants’ preferred customers. The plaintiff further alleges that the underwriter defendants had agreements with preferred customers tying the allocation of shares sold in the Company’s initial public offering to the preferred customers’ agreements to make additional aftermarket purchases at pre-determined prices. The plaintiff claims that the failure to disclose these alleged arrangements made the Company’s prospectus included in its registration statement on Form S-1 filed with the SEC in September 1999 materially false and misleading. Plaintiff seeks unspecified damages and other relief. The Company intends to defend vigorously against the plaintiff’s claims. To date, neither the Company, James Daleen, David B. Corey nor Richard A. Schell has been served with the complaint.

FORWARD-LOOKING STATEMENTS

     This report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about the Company’s business and industry, the Company’s beliefs and assumptions. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include variance of quarterly operating results; not yet achieving profitability; the Company’s liquidity and capital resources; competition; need to expand sales and distribution capabilities; lengthy sales cycles and timing of contract awards; general economic conditions, including the economic conditions affecting the Company’s existing

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and prospective customers; ability to attract and retain qualified employees; continued use of strategic relationships to implement and sell the Company’s products; managing growth; planned international operations; meeting customer expectations; general market conditions; and quality of software delivered. These and additional important factors to be considered are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, as amended, and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, as amended, June 30, 2001, as amended and September 30, 2001. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. Readers are cautioned to not place undue reliance on forward-looking statements, which reflect the Company’s view only as of the date of this report. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DALEEN TECHNOLOGIES, INC.

By: /s/ Jeanne Prayther

Jeanne Prayther,

Chief Financial Officer, Secretary and Treasurer

Dated:	December 14, 2001

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